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Predictive Systems, Inc.

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Subject Company: Predictive Systems, Inc.
Commission File No.: 000-30422

The following is a press release issued by Predictive Systems, Inc. on June 13, 2003:

For Immediate Release	Contacts:	Cortney Rhoads/Jerry Walsh
Walsh Communications
212-221-4612
courtney@walshcom.com
jerry@walshcom.com

Predictive Systems Announces Anticipated Per Share Consideration In Connection With Pending Acquisition

NEW YORK, NY - June 13, 2003 - Predictive Systems, Inc. (Nasdaq SC: PRDS), a leading network infrastructure and security consulting firm, today announced that the per share cash consideration anticipated to be paid in connection with its pending acquisition by International Network Services, Inc., or INS, is approximately $0.46, assuming that the merger closes on June 19, 2003, as is currently anticipated by the parties.

About International Network Services Inc.
International Network Services (INS) provides network consulting services and business solutions to help companies build, secure, and manage business-critical network infrastructures. Our end-to-end network consulting solutions address customers’ needs in Next Generation Networking, Security, and Network & Systems Management, helping them optimize their business to better face competitive challenges and meet future demands. We are one of the world’s largest independent network consulting and security services providers with a track record of thousands of successful engagements. INS is headquartered in Santa Clara, Calif. and has offices across the U.S. and Europe.

About Predictive Systems
Predictive Systems, Inc. (NASDAQ SC: PRDS) is a leading consulting firm focused on helping Fortune 1000 companies design, manage, and optimize smart, secure technology infrastructures that focus on measurable, business-driven results. As a full service security systems consulting firm, Predictive Systems addresses all three of the critical needs - business strategy, technical capability, and network management-of network security. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Predictive has a strong global presence, with offices located in the UK and the Netherlands. For additional information, please contact Predictive Systems at (212) 659-3400 or visit www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

Additional Information
PREDICTIVE MAILED A PROXY STATEMENT TO ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION ON OR ABOUT MAY 22, 2003. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE MERGER CAREFULLY, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PREDICTIVE, INS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders can obtain free copies of the definitive proxy statement by contacting the proxy solicitor for Predictive Systems, Morrow & Co., Inc., at (800) 607-0088. In addition, documents filed with the SEC by Predictive Systems are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Predictive Systems in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy materials that were filed by Predictive Systems with the SEC on May 20, 2003.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. Statements concerning the completion of the INS acquisition, and the expected consideration per share to be received in the INS transaction, among others, are by nature “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the merger with INS may not be consummated in a timely manner, or at all, employee relations, risks relating to shifts in customer demand, and other risks concerning Predictive Systems that are detailed in its period filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q and the definitive proxy statement mailed to stockholders.

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